                                                                     EXHIBIT 2.1

                A R T I C L E S  O F  I N C O R P O R A T I O N

                                      O F

                                KIT FARMS INC.

          The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of:

                   (Indicate appropriate act)

                   XX Indiana Business Corporation Law
                   ___Indiana Professional Corporation Act of 1983

                   as amended, executes the following Articles of Incorporation:

                               A R T I C L E  I

                                     Name

          The name of Corporation is: KIT FARMS INC.

                              A R T I C L E  I I

                         Registered Office and Agent

          The street address of the corporation's initial registered office in Indiana and the name of its initial registered agent at that office is:

                   Robert W. Knoblock,
                   702 East Indiana,
                   Kouts,
                   Indiana 46347

                                 ARTICLE III

                              Authorized Shares


     Number of Shares:


     The total number of shares which the Corporation is authorized to issue is Fifty Million (50,000,000.00) at $.001 par value. At least one class of shares is hereby authorized unlimited voting rights and is entitled to receive net assets of the Corporation upon dissolution.



                                  ARTICLE IV

                                Incorporators


     The name(s) and post office address of the incorporator(s) of the Corporation is (are):


     Name            Address             City              State


IN. 46383      Robert W. Knoblock,    294 South 200 West,    Valparaiso,
IN. 46383      Carole M. Knoblock,    294 South 200 West,    Valparaiso,

     In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true.

     Dated this 15th day of March, 1993.


      /s/ Carole M. Knoblock              CAROLE M. KNOBLOCK
     ---------------------------------
     (Written Signature)                  (Printed Signature)


      /s/ Robert W. Knoblock              ROBERT W. KNOBLOCK
     ---------------------------------
     (Written Signature)                  (Printed Signature)


     This instrument prepared by:  Charles Giannetto, Attorney at Law,
J. J. Stankiewicz and Associates, 7870 Broadway, Merrillville, Indiana 46410. (219/769-1263)

[LOGO] ARTICLES OF AMENDMENT OF THE ARTICLES OF INCORPORATION State Form 38333R2/ Corporate Form No. 102 (March 1987) Articles of Amendment (Amending Individual Articles Only) Prescribe by Evan Bayh, Secretary of State of Indiana.

Recording Requirements-Recording of Articles of Amendment in the Office of the County Recorder is generally no longer required by the Indiana General Corporation Act. However, if the name of the corporation is changed by this amendment, a certified copy of the certificate of Amendment must be filed with the recorder of every county in which the corporation owns real estate.

Instructions:  Present 2 Originally Signed and Fully Executed Copies to:

                                           SECRETARY OF STATE
                                           Room 155, State House
                                           Indianapolis, Indiana 46204
                                           (317) 232-6576

                             ARTICLES OF AMENDMENT
                                   OF THE
                            ARTICLES OF INCORPORATION
                                     OF
                                  KIT FARMS INC.

--------=============================================================---------
The undersigned officers of
                             KIT FARMS INC.                 #1993040891
------------------------------------------------------------------------------
(hereinafter referred to as the "Corporation")existing pursuant to the provisions of:

(Indicate appropriate act )

                          [X] Indiana General Corporation Act  [] Indiana
Professional Corporation Act of 1983
as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

______________________________________________________________________________
                            ARTICLE 1 Amendment(s)
------------------------------------------------------------------------------
SECTION 1 The date of Incorporation of the corporation is:
                                 April 8, 1993
------------------------------------------------------------------------------
SECTION 2 The name of the corporation following this amendment to the Articles of Incorporation is:
                                KIT FARMS INC.
------------------------------------------------------------------------------
SECTION 3

The exact text of Article(s)          III                 of the Articles of
                           -------------------------------
Incorporation is now as follows:

                                 ARTICLES III
                               Authorized Shares

Number of Shares:

          The total number of shares which the Corporation is authorized to issue is Fifty Million (50,000,000.00) at $.001 par value. At least one class of shares is hereby authorized unlimited voting rights and is entitled to receive net assets of the Corporation upon dissolution.



_____________________________________________________________________________

--------------------------------------------------------------------------------
                    ARTICLE II Manner of Adoption and Vote
--------------------------------------------------------------------------------
SECTION 1 Action by Directors:

     The Board of Directors of the Corporation duly adopted a resolution
proposing to amend the terms and provisions of Article(s)         III
                                                         ----------------------
of the Articles of incorporation and directing a meeting of the Shareholders, to be held on____________________________, allowing such Shareholders to vote on the proposed amendment.

The resolution was adopted by: (select appropriate paragraph)

     (a) Vote of the Board of Directors at a meeting held on __________________, 19 __________________, at which a quorum of such Board was present.


     (b) Written consent executed on March 20, 1995, and signed by all members of the Board of Directors.

--------------------------------------------------------------------------------
SECTION 2 Action by Shareholders:

     The Shareholders of the Corporation entitled to vote in respect of the Articles of Amendment adopted the proposed amendment.

The amendment was adopted by: (select appropriate paragraph)

     (a) Vote of such Shareholders during the meeting called by the Board of Directors. The result of such vote is as follows:

                                                                 TOTAL
                                                          --------------------
                        SHAREHOLDERS ENTITLED TO VOTE:
                                                          --------------------
                        SHAREHOLDERS VOTED IN FAVOR:
                                                          --------------------
                        SHAREHOLDERS VOTED AGAINST:
                                                          --------------------

     (b) Written consent executed on _________, 19__________, and signed by all such Shareholders.
--------------------------------------------------------------------------------
SECTION 3 Compliance with Legal Requirements.

     The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  ARTICLE III Statement of Changes Made With Respect to Any Increase In The
                    Number of Shares Heretofore Authorized
--------------------------------------------------------------------------------
     Aggregate Number of Shares
     Previously Authorized                          50,000,000.00
                                                  -----------------
     Increase (indicate "o" or                     150,000,000.00
     "N/A" if no increase)                        -----------------

     Aggregate Number of Shares
     To Be Authorized After Effect                 200,000,000.00
     of This Amendment                            -----------------

--------------------------------------------------------------------------------

I hereby verify subject to the penalties of perjury that the facts contained herein are true.
--------------------------------------------------------------------------------
Current Officer's Signature               Officer's Name Printed
                                                   Robert W. Knoblock
--------------------------------------------------------------------------------
Officer's Title
President /s/ Robert W. Knoblock
--------------------------------------------------------------------------------

                               STATE OF INDIANA
                       OFFICE OF THE SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:


WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                                KIT FARMS INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                           TOTAL ENTERTAINMENT INC.

NOW, THEREFORE, I, SUE ANN GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is February 19, 1998.



                                     In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Nineteenth day of February, 1998




                                                  /s/ T.C.
                                                  ---------------------------
                                                            Deputy